Exhibit 10.1
FOURTH AMENDMENT TO
REVOLVING CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of November 11, 2005, by and among LANDAMERICA FINANCIAL GROUP, INC., a Virginia corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”), as Issuing Bank (the “Issuing Bank”), and as Swingline Lender (the “Swingline Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of November 6, 2003, as amended by that certain First Amendment to Revolving Credit Agreement, dated as of March 17, 2004, that certain Second Amendment to Revolving Credit Agreement, dated as of April 30, 2004, and that certain Third Amendment to Revolving Credit Agreement, dated as of October 27, 2004 (as so amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Administrative Agent and the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.  Amendments.

(a)  Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of Contingent Obligation in its entirety with the following definition:

“Contingent Obligation” shall mean, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that

Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefore, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a “Guaranty Obligation”), (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Hedging Transactions, but excluding, in each case, any obligation of any Insurance Subsidiary to pay any amount owing under any insurance policy or contract issued by such Person in the ordinary course of business. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonable anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Hedging Transactions, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Hedging Transactions, shall be equal to the Net Mark-to-Market Exposure as of such date.

(b)  Section 7.5 of the Credit Agreement is hereby amended by replacing subsection (c) of such Section in its entirety with the following new subsection (c):

(c) declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash in an aggregate amount for all such dividends, purchases, redemptions and acquisitions not in excess of 50% of Consolidated Net Income

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of the Borrower arising after December 31, 2002 and computed on a cumulative consolidated basis; provided, that immediately after giving effect to such proposed action, no Default or Event of Default would exist;

(c)  Section 7.11 of the Credit Agreement is hereby amended by:

(i) deleting the “and” and the end of clause (d) thereof;

(ii) deleting the “.” at the end of clause (e) thereof and adding thereto “; and”; and

(iii) adding the following new clause (f) to the end thereof:

(f) Guaranty Obligations of the Borrower with respect to leases of the Subsidiaries permitted by Section 7.13(a), Section 7.13(b) and Section 7.13(c).

(d)  Section 8.1 of the Credit Agreement is hereby amended by replacing subsection (n) of such Section in its entirety with the following new subsection (n):

(n) Any Insurance Subsidiary shall be the subject of a final nonappealable order imposing a fine in an amount in excess of $5,000,000 in a single instance or other such orders imposing fines in excess of $25,000,000 in the aggregate after the Closing Date by or at the request of any state insurance regulatory agency as a result of the violation by such Insurance Subsidiary of such state’s applicable insurance laws or the regulations promulgated in connection therewith;

2.  Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) executed counterparts to this Amendment from the Borrower, the Administrative Agent and the Required Lenders, and (ii) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent).

3.  Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

(a) The execution, delivery and performance by the Borrower of this Amendment (i) are within the Borrower’s power and authority; (ii) have been duly authorized by

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all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Borrower’s articles of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower or any of its Material Subsidiaries is a party or by which the Borrower or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrower or any of its Material Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other Person;

(b) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(c) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.  Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent and the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

5.  Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6.  No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

7.  Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

8.  Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all

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of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

9.  Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

10.  Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotia-tions or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower, by their respective authorized officers as of the day and year first above written.

BORROWER:

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ Ronald B. Ramos
	Name:	Ronald B. Ramos
	Title:	Senior Vice President & Treasurerl

[SIGNATURE PAGE TO FOURTH AMENDMENT]

LENDERS:

SUNTRUST BANK, as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

By:	/s/ Mark A. Flatin
	Name:	Mark A. Flatin
	Title:	Managing Director

[SIGNATURE PAGE TO FOURTH AMENDMENT]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Syndication Agent and a Lender

By:	/s/ R. Lowndes Burke
	Name:	R. Lowndes Burke
	Title:	Senior Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT]

UNION BANK OF CALIFORNIA, N.A. as
Documentation Agent and as a Lender

By:	/s/ Joseph M. Argabrite
	Name:	Joseph M. Argabrite
	Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT]

US BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ David W. Johnson
	Name:	David W. Johnson
	Title:	Title: AVP, Assistant Relationship Mgr.

[SIGNATURE PAGE TO FOURTH AMENDMENT]

COMERICA BANK, as a Lender

By:	/s/ William Phillips
	Name:	William Phillips
	Title:	Title: Executive Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT]

FLEET NATIONAL BANK, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO FOURTH AMENDMENT]

JP MORGAN CHASE BANK, N.A. as a Lender

By:	/s/ Lawrence Palumbo, Jr.
	Name:	Lawrence Palumbo, Jr.
	Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kirk Seagers
	Name:	Kirk Seagers
	Title:	Vice President

[SIGNATURE PAGE TO FOURTH AMENDMENT]

WELLS FARGO BANK, N.A., formerly known as Wells Fargo Bank Arizona, N.A., as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO FOURTH AMENDMENT]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Mark Short
	Name:	Mark Short
	Title:	Vice President